Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) filed on May 15, 2015 pertaining to the Onconova Therapeutics, Inc. 2013 Equity Compensation Plan of our report dated March 30, 2015 with respect to the consolidated financial statements of Onconova Therapeutics, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

May 15, 2015